                                                                      Exhibit 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 20 to Registration Statement No. 033-88082 on Form S-6 of our report dated March 24, 2008, relating to the financial statements of each of the Subaccounts of New England Variable Life Separate Account and our report dated April 14, 2008, relating to the consolidated financial statements of New England Life Insurance Company (the "Company")(which report expresses an unqualified opinion and includes an explanatory paragraph referring to the fact that the Company changed its method of accounting for income taxes as required by accounting guidance adopted on January 1, 2007, and changed its method of accounting for defined benefit pension and other postretirement plans, as required by accounting guidance adopted on December 31, 2006), both appearing in the Prospectus Supplement, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Prospectus Supplement, also in the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 22, 2008